THE JUSTICE FUND, LTD.

                                     BY-LAWS

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                                    ARTICLE I

                                     OFFICES

     The principal office of the Corporation in the State of Illinois shall be located at 3346 Commercial Avenue, Northbrook, Illinois 60062 . The Corporation may have such other offices, either within or without the State of Illinois, as the business of the Corporation may require from time to time. The registered office of the Corporation required by the Illinois Business Corporation Act of 1983 and any successor statute, (the "BCA") to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois. The address of the registered office may be changed from time to time by the Board of Directors or the registered agent of the Corporation in accordance with Section 5.10 or 5.20 of the BCA or by so indicating on the statement of change on the annual report of the Corporation filed pursuant to Section 14.05 of the BCA.

                                   ARTICLE II
                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 1st day of August of each year, beginning in 2004 , at the hour
1:00 p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next

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succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.



     Section 2. Special Meetings. Special meetings of the shareholders may be called by the President, by the Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote, for the purpose or purposes stated in the call of the meeting.

     Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Illinois, as the place of meeting or for any special meeting called under Section 2 above. A waiver of notice signed by all the shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Illinois.

     Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than sixty days before the date of the meeting or in the case of a merger, consolidation, share exchange, dissolution or sale or lease or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, any vice-president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

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     Section 5. Closing of Transfer Books or Fixing of Record Date. For the
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, before such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof. Section 6. Voting Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make, within twenty days after the record date for a meeting of shareholders or ten days before such meeting of shareholders, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the inspection by any shareholder, and to copying at the shareholder's expense at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to the identity of the persons who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.


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     Section 7. Quorum. Unless otherwise provided in the Articles of
Incorporation, a majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, provided that if less than a majority of the outstanding shares represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the BCA or the Articles of Incorporation.

     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 9. Voting of Shares. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person, a minor ward or a person under legal disability may be voted by his administrator, executor, court

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appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 11. Cumulative Voting. In all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give on candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit.

         Section 12. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

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     Section 13. Informal Action by Shareholders. Any action required by the BCA to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting shall be signed by (i) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, provided that at least five days' prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, or (ii) all of the shareholders entitled to vote with respect to the subject matter thereof. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing.

     Section 14. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                   ARTICLE III
                                    DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors subject to the provisions set forth in the Shareholders Agreement.

     Section 2. Number, Tenure, and Qualifications. The number of directors of the Corporation shall be three (3). Such number may be increased or decreased (but not so as to shorten the term of any incumbent director) at any time by the Board of Directors. Each director shall hold office until the next succeeding annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the Corporation.

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     Section 3. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. A resignation need not be accepted in order to be effective.

     Section 4. Vacancies. Any vacancy occurring in the Board of Directors, and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, provided, however, that any vacancy in the Board of Directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office. Any director so selected shall serve until the next annual meeting of shareholders.

     Section 5. Removal. Any director may be removed, with or without cause, at any meeting of shareholders (provided the notice of such meeting states that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice) by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, and the vacancy in the Board of Directors caused by such removal may be filled by the shareholders at such meeting.

     Section 6. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president, any vice-president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors called by them.

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     Section 8. Notice. Notice of any special meeting shall be given at least two (2) days prior to such meeting by written notice delivered personally or mailed to each director at his business address, or by telegram, telex, graphic scanning or other communication system. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice by given by telegram, telex, graphic scanning or other communication system, such notice shall be deemed to be delivered when the notice is delivered to the telegraph, telex, graphic scanning or other communication system company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 9. Quorum. Unless otherwise provided in the Articles of Incorporation, a majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such number of directors present may adjourn the meeting from time to time without further notice.

     Section 10. Meetings by Conference Telephone. Members of the Board of Directors may participate in and act at any meeting of the board through the use of a conference telephone or other communications equipment by means of which

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all persons participating in the meeting can hear each other. Participation in a meeting by means of such equipment shall constitute attendance and presence in person at such meeting.

     Section 11. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 12. Informal Action by Directors. Any action required by the BCA to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or all the members of such committee, as the case may be, entitled to vote with respect to the subject matter thereof. Any such consent signed by all the directors or by all of the members of such committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State under the BCA.

     Section 13. Committees. The Board of Directors, by resolution adopted by a majority of the directors then in office, may create one or more committees consisting of one or more directors, which committees to the extent provided in such resolution and Section 8.40 (c) of the BCA, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

     Section 14. Compensation. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for service to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board.

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     Section 15. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Number. The officers of the corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a treasurer, and a secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer of agent shall not of itself create contract rights. Any officer may resign at any time by giving notice to the Board of Directors or to the president or to the secretary. A resignation of an officer need not be accepted in order to be effective.

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     Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. President. Subject to the provisions set forth in the Shareholders Agreement, the president shall be the Corporation's general manager and chief executive officer and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business, affairs and officers of the Corporation. Unless otherwise determined by the Board of Directors, he shall preside as chairman at all meetings of shareholders, the Board of Directors and any committees of which he is a member. He shall have the general powers and duties of management usually vested in the office of president of a corporation; shall have any other powers and duties that are prescribed by the Board of Directors or by the by-laws; and shall be primarily responsible for carrying out all orders and resolutions of the Board of Directors.

     Section 5. The Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated or, in the absence of any designation, then in the order of their election) shall perform the duties of the president, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president shall perform such other duties as from time to time may be assigned to him by the president, the Board of Directors or these by-laws.

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     Section 6. The Treasurer. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president, the Board of Directors or these by-laws.

     Section 7. The Secretary. The secretary shall: (a) keep the minutes of the meetings of the shareholders, the Board of Directors and Committees of Directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal, if any, of the Corporation and, if the Corporation adopts a corporate seal, see that such seal is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident of the office of secretary and such other duties as from time to time may be assigned to him by the president, the Board of Directors or these by-laws.

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     Section 8. Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president, the Board of Directors or these by-laws.

     Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation. ARTICLE V CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances, provided that no such loans shall be secured by shares in the Corporation.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may by resolution select.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

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                                   ARTICLE VII
                               VALUE OF SECURITIES

     The president shall have full authority, in the name and on behalf of the Corporation, to attend, act and vote at any meeting of security holders of any corporation in which the Corporation may hold securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the holder thereof, the Corporation might and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of this Corporation.

                                  ARTICLE VIII
                                INDEMNIFICATION


     Each person who at any time is or shall have been a director, officer, employee or agent of the Corporation, or is or shall have been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by this Corporation in accordance with and to the full extent permitted by the BCA as in effect at the time of adoption of this by-law or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise. If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the BCA as in effect at the time of the adoption of this by-law or as amended from time to time.

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                                   ARTICLE IX
                                   FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January (January 1) of each year and end on the thirty-first day of December in each year (December 31).

                                    ARTICLE X
                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, in the manner and upon the terms and conditions provided by law and the Articles of Incorporation, dividends on its outstanding shares in case, property or its own shares or dividends on its treasury shares in its own shares.

                                   ARTICLE XI
                                      SEAL

     The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words, "Corporate Seal, Illinois."

                                   ARTICLE XII
                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these by-laws, the articles of incorporation, or the BCA, a waiver thereof in writing, signed before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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                                  ARTICLE XIII
                                   AMENDMENTS

     These by-laws may be altered, amended or repealed and new by-laws, not inconsistent with the Corporation's articles of incorporation of the laws of the State of Illinois (except in the case of emergency by-laws adopted under the BCA), may be adopted at any properly constituted meeting of the Shareholders by a vote of 90% of the shareholders.

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